As filed with the Securities and Exchange Commission on November 8, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
FLEETCOR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	72-1074903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3280 Peachtree Road, Suite 2400 Atlanta, Georgia 30305
(Address, including zip code, of registrant’s principal executive offices)

FLEETCOR Technologies, Inc. Amended and Restated 2010 Equity Compensation Plan
(Full title of the plan)

Daniel Fishbein General Counsel 3280 Peachtree Road, Suite 2400 Atlanta, Georgia 30305 (404) 630-8635
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Joel T. May, Esq.
Jones Day
1221 Peachtree St NE #400
Atlanta, Georgia 30361
(404) 521-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company
Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
FLEETCOR Technologies, Inc. (the “Registrant”) filed a registration statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) on December 20, 2010 (File No. 333-171289), on August 8, 2013 (File No. 333-190483) and on March 1, 2018 (File No. 333-223378) (the “Prior Registration Statements”) to register under the Securities Act of 1933, as amended (the “Securities Act”) shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the FLEETCOR Technologies, Inc. 2010 Equity Compensation Plan (the “2010 Plan”), which first became effective upon the completion of the initial public offering of the Common Stock. The 2010 Plan was subsequently amended and restated effective May 30, 2013, including to increase the number of shares of Common Stock available for grants from 6,750,000 shares to 13,250,000 shares. The 2010 Plan was again amended and restated effective February 7, 2018, including to increase the number of shares of Common Stock available for grants from 13,250,000 shares to 16,750,000 shares.
On June 9, 2022, the stockholders of the Registrant approved the further amendment and restatement of the 2010 Plan, effective June 9, 2022, in the form of the FLEETCOR Technologies, Inc. Amended and Restated 2010 Equity Compensation Plan (the “A&R Plan”). The Registrant is filing this registration statement on Form S-8 (the “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register an additional 3,900,000 shares of Common Stock that may be issued pursuant to the A&R Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statements, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act, and the Introductory Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement as required by Rule 428(b).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:
a)The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022, as amended by the Annual Report on Form 10-K/A for the year ended December 31, 2021 filed with the SEC on May 2, 2022;
b)The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, filed with the SEC on May 9, 2022, August 9, 2022, and November 8, 2022, respectively;
c)The Company’s Current Reports on Form 8-K filed with the SEC on March 1, 2022, May 27, 2022, June 14, 2022, and September 26, 2022; and
d)The description of the Common Stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020, including any amendments or reports filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.
Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 8. Exhibits.
The exhibits filed herewith are set forth in the Exhibit Index filed as part of this registration statement hereof.

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1
Amended and Restated Certificate of Incorporation of FLEETCOR Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, File No. 001-35004, filed with SEC on March 25, 2011).

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of FLEETCOR Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, File No. 001-35004, filed with the SEC on June 8, 2018).

4.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of FLEETCOR Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, File No. 001-35004, filed with the SEC on June 14, 2019).

4.4
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of FLEETCOR Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, File No. 001-35004, filed with the SEC on June 14, 2022).

4.5
FLEETCOR Technologies, Inc. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, File No. 001-35004, filed with the SEC on June 14, 2022).

4.6
Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the registrant’s Registration Statement on Form S-1, File No. 333-166092, filed with the SEC on June 29, 2010).

4.7	FLEETCOR Technologies, Inc. Amended and Restated 2010 Equity Compensation Plan (incorporated by reference to Appendix D to the Registrant’s Proxy Statement dated April 29, 2022).
5.1	Opinion of Jones Day.
23.1	Consent of Jones Day (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
24	Power of Attorney (contained on signature page to this registration Statement).
107	Calculation of Filing Fee Tables.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, State of Georgia, on this 8th day of November, 2022.
FLEETCOR TECHNOLOGIES, INC.
(Registrant)

By:    /s/ Ronald F. Clarke
Name: Ronald F. Clarke
Title: Chairman and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below appoints Ronald F. Clarke as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any post-effective amendments to this registration statement that such attorney shall deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this registration statement, which amendments may make such changes in such registration statement as the above-named attorney deems appropriate, and to comply with the undertakings of the registrant made in connection with this registration statement, and each of the undersigned hereby ratifies all that said attorney shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ronald F. Clarke Ronald F. Clarke	Chairman and Chief Executive Officer (Principal Executive Officer)	November 7, 2022
/s/ Alissa B. Vickery Alissa B. Vickery	Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	November 7, 2022
/s/ Stephen T. Stull Stephen T. Stull	Lead Independent Director	November 7, 2022
/s/ Michael Buckman Michael Buckman	Director	November 7, 2022
/s/ Joseph W. Farrelly Joseph W. Farrelly	Director	November 7, 2022
/s/ Thomas M. Hagerty Thomas M. Hagerty	Director	November 7, 2022
/s/ Mark A. Johnson Mark A. Johnson	Director	November 7, 2022
/s/ Archie L. Jones, Jr. Archie L. Jones, Jr.	Director	November 7, 2022
/s/ Richard Macchia Richard Macchia	Director	November 7, 2022
/s/ Hala G. Moddelmog Hala G. Moddelmog	Director	November 7, 2022
/s/ Jeffrey S. Sloan Jeffrey S. Sloan	Director	November 7, 2022